Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-120057, No. 333-138456, No. 333-140627, No. 333-161355, No. 333-162844, No. 333-170619) of AngioDynamics, Inc. of our report dated August 14, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Albany, New York

August 14, 2012